WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                   PARKE BANK

          Void after 5:00 P.M., Philadelphia Time, on December 31, 2008

                         Warrant to Purchase __________
                             Shares of Common Stock


This is to certify that, for value received, ________________ by, his heirs, successors and assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Parke Bank, a New Jersey banking institution (the "Bank"), at any time on or after the date hereof, and not later than the earlier of (i) 5:00 p.m., Philadelphia time, on the Redemption Date (as herein defined), (ii) 5:00 p.m., Philadelphia time, on December 31, 2008 or (iii) the Forfeiture Date, as defined below, __________ shares of the Bank's Common Stock, $5.00 par value per share (the "Common Stock"), at a purchase price per share equal to $10.00. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price for a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

         A.  Exercise of Warrant.  This  Warrant may be exercised in whole or in
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part at any time,  or from time to time,  on or after the date  hereof,  but not later than the earlier of (i) 5:00 p.m., Philadelphia time, on the Redemption Date, (ii) 5:00 p.m., Philadelphia time, on December 31, 2008, or if December 31, 2008 is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, or (iii) the Forfeiture Date, as defined below, by presentation and surrender hereof to the Bank or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Bank shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Bank of this Warrant at the office of the Bank or at the office of its stock transfer agent, if any, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise notwithstanding that the stock transfer books of the Bank shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

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         B.  Reservation  of Shares.  The Bank  hereby  agrees that at all times
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there shall be reserved  for  issuance  and/or  delivery  upon  exercise of this
Warrant such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant.

         C.  Fractional  Shares.  The  Bank  shall  not  be  required  to  issue
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certificates  representing  fractions of shares of Common Stock of the Bank upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction down to the next lowest whole number of shares of Common Stock of the Bank or other securities, properties or rights.

         D.   Exchange,   Assignment  or  Loss  of  Warrant.   This  Warrant  is
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exchangeable,  without expense,  at the option of the Holder,  upon presentation and surrender hereof to the Bank or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder hereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be sold, transferred, assigned or hypothecated by the Holder at any time subject to compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities law. Any such assignment shall be made by surrender of this Warrant to the Bank or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Bank shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Bank or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Bank of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Bank will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Bank, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         E. Rights of the Holder.  The Holder  shall not, by virtue  hereof,  be
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entitled to any rights of a shareholder in the Bank either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant or incorporated by reference herein and are not enforceable against the Bank to the extent not set forth herein or incorporated by reference herein.

         F.  Redemption.  The Bank may, at its option,  redeem this Warrant,  in
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whole or in part,  at a price of $1.00 per Warrant (the  "Redemption  Price") at any time after January 1, 2002 upon not less than 60 days prior written notice to the Holder (the "Redemption Notice") at the Holder's address as it appears on the records of the Bank. The Redemption Notice shall state (i) the date established for such redemption (the "Redemption Date"); (ii) that payment of the Redemption Price will be

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made by the Bank upon  presentation  and  surrender  to the Bank of the  Warrant
Certificates representing the Warrants being redeemed and (iii) that the rights to exercise the Warrants then outstanding shall terminate at 5:00 p.m., Philadelphia time, on the Redemption Date.

         G. Forfeiture. In the event that the Bank's capital falls below certain
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minimum  requirements  as  determined  from time to time by the Federal  Deposit
Insurance Corporation (the "FDIC"), or a successor governmental entity, the FDIC may require the Bank to notify the Holder of this Warrant that such Holder must exercise this Warrant on or before the 30th day after the date such notice is sent by the Bank, or such later date as the FDIC may prescribe (such date or later date, as the case may be, is referred to herein as the "Forfeiture Date"), or forfeit all rights to purchase the Warrant Stock under this Warrant after such Forfeiture Date.

         H. Adjustments.
            -----------

         1. If the outstanding shares of the Bank's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of the Bank's Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of the Bank's Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(a) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (b) the Exercise Price in effect immediately after such adjustment.

         2. If there shall occur any capital reorganization or reclassification of the Bank's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection H.1 hereof), or any consolidation or merger of the Bank with or into another corporation, or a transfer of all or substantially all of the assets of the Bank, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Bank) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant such that the provisions set forth in this subsection H.2 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be

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applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         3. When any adjustment is required to be made in the Exercise Price, the Bank shall promptly mail to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsections H.1 or H.2 hereof.

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         I.  Applicable Law. This Warrant shall be governed by, and construed in
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accordance  with,  the internal laws of the State of New Jersey  without  giving effect to conflict of laws.

 [SEAL] PARKE BANK


Attest:                                        By: _____________________________
                                                   Vito S. Pantilione, President
                                                   Chief Executive Officer


Dolores M. Calvello(Asst Corporate Secretary)                 DATE:


                                  PURCHASE FORM


                                                   Date: _________________, 20__




         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock and hereby makes payment of $_________ in payment of the actual exercise price thereof.

                              ____________________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                              ____________________


Name  __________________________________________________________________________
      (Please typewrite or print in block letters)

Address ________________________________________________________________________

Signature ______________________________________________________________________

Social Security or Tax ID Number _______________________________________________


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                                 ASSIGNMENT FORM



FOR VALUE RECEIVED, ____________________________________________________________

hereby sells, assigns and transfers unto

Name  ________________________________________________________________
      (Please typewrite or print in block letters)

Address ________________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney, to transfer the same on the books of the Bank with full power of substitution in the premises.


                                              Signature_________________________



Dated:  ______________________



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